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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation of our report dated April 30, 2002 relating to the financial statements of the ThinSTAR Product Line of Network Computing Devices, Inc. in the Company's previously filed Registration Statements File No. 33-93942, No. 333-20185 and No. 333-56298.


                                                       /s/ BDO Seidman, LLP


San Francisco, CA
  June 3, 2002